Exhibit 1.01

This unaudited Conflict Minerals Report (this “CMR”) of ON Semiconductor Corporation (the “Company,” “onsemi,” “we” or “us”) for the year ended December 31, 2022 is attached as Exhibit 1.01 to the Company’s Specialized Disclosure Report on Securities and Exchange Commission Form SD (the “Form SD”). This CMR is also publicly available on the Company’s website: https://www.onsemi.com/company/environmental-social-and-governance/social-responsibility (the “Social Responsibility Webpage”). The content of any website referred to in this CMR is included for general information only and is not incorporated by reference in this CMR.

Pursuant to Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13p-1 thereunder, which implements Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 13(p) of the Exchange Act, Rule 13p-1 thereunder and Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act collectively, the “Conflict Minerals Regulations”), the Company is required to make certain inquiries and perform certain due diligence with respect to any “conflict minerals” (as defined in the Conflict Minerals Regulations) that are necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries.

onsemi is driving disruptive innovations to help build a better future. With a focus on automotive and industrial end-markets, the company is accelerating change in megatrends such as vehicle electrification and safety, sustainable energy grids, industrial automation, and 5G and cloud infrastructure. With a highly differentiated and innovative product portfolio, onsemi creates intelligent power and sensing technologies that solve the world’s most complex challenges and leads the way in creating a safer, cleaner and smarter world.

As a purchaser of products containing the minerals tantalum, tin, tungsten or gold (collectively, “3TG”) from suppliers for use in our manufacturing process, the Company continues to be concerned about the reports of violence and human rights violations resulting from the sourcing of such minerals from the Democratic Republic of the Congo and adjoining countries (“Covered Countries”). The Company’s annual Sustainability Report (expected to be released in June 2023), which addresses these concerns and other actions the Company is taking in the area of social responsibility, is available at the Social Responsibility Webpage.

For purposes of this CMR, the term “products” is used to describe products manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries. As a result, when conducting its conflict minerals analysis as required by the Conflict Minerals Regulations, the Company has considered its sole product to be semiconductor components.

This CMR describes the process undertaken for products that were manufactured, or contracted to be manufactured, during calendar year 2022 and that contain conflict minerals. This CMR is unaudited, as an independent private sector audit is not required pursuant to guidance provided by the Securities and Exchange Commission (the “SEC”).

As a result of its inquiry, the Company determined that conflict minerals are necessary to the functionality of the Company’s products. In particular, these minerals provide internal electrically conductive connections to the various circuit elements required to manufacture a working semiconductor device and/or provide an electrically conductive path to connect the semiconductor device to the electronic application in which it is utilized.

Conflict minerals are obtained from multiple sources worldwide, and the Company does not desire to eliminate those originating in Covered Countries. However, the Company is committed to pursuing conflict-free sourcing of minerals from our supply chain through collaboration with our suppliers, including through our activities as a member of the Responsible Business Alliance (the “RBA”) and a full member of the Responsible Minerals Initiative (the “RMI”), which began as a joint effort between the RBA and the Global e-Sustainability Initiative. As a member of the RMI, we are required to engage in reasonable due diligence with respect to our supply chain to ensure such minerals are not being sourced from entities supporting armed conflict within the Covered Countries. The Company also recognizes the importance of supporting responsible mineral sourcing from the Covered Countries so as not to negatively impact the economies of those countries.

Due Diligence

In accordance with the Conflict Minerals Regulations, the Company conducted a reasonable country of origin inquiry (“RCOI”) designed to determine whether any of the conflict minerals in its products originated in a Covered Country or are from recycled or scrap sources. Based on its RCOI, the Company was unable to reasonably conclude that all its conflict minerals did not originate in a Covered Country or come from recycled or scrap sources, and the Company continues its due diligence on the source and chain of custody of its conflict minerals. In connection with this supply chain due diligence, the Company, in accordance with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related Supplements on 3TG (collectively, the “OECD Guidance”), executed the following steps:

•	OECD Guidance Step 1: Establish a strong company management system

•

The Company continually reviews and updates policies, as appropriate, to reflect the procedures by which the Company and its 3TG suppliers should conduct due diligence related to conflict minerals. Ethics and Compliance and global supply chain teams review any changes to the conflict minerals policy or governing documents.

•

The Company established an internal management team to support supply chain due diligence and institute a systematic process. The internal management team includes appropriate employees within the Company’s quality, purchasing and legal departments. The sustaining management team consists of quality, ethics, supply chain and legal representatives. Additionally, the Audit Committee of the Board of Directors of the Company reviews the program on a quarterly basis to track the progress towards the program’s goals.

•

The Company is a member of the RBA and is a full member of the RMI. Our participation in these organizations allows us to learn from our peer companies in the electronics industry and provides us with additional insight regarding their conflict minerals plans, programs and processes.

•

The Company utilized the form conflict minerals reporting template (“CMRT”), standardized by the RMI, to collect sourcing information from its 3TG suppliers in order to identify whether: (i) conflict minerals sourced by such suppliers originated in Covered Countries; and (ii) smelters and refiners (collectively, “smelters”) in our supply chain have been validated as conformant in accordance with the Responsible Minerals Assurance Process (“RMAP”) and cross-recognized certification programs, which include the London Bullion Metal Association (“LBMA”) Responsible Gold Certification and the Responsible Jewelry Council (“RJC”) Responsible Jewelry Program Chain-of-Custody Certification.

•	In addition, a summary of country of origin information for minerals used in onsemi products that we collected in connection with our RCOI and due diligence efforts is attached hereto as Appendix A.

•

The RMI developed an audit protocol for verification of entities as conformant with the RMAP in accordance with the OECD Guidance and in conjunction with complementary traceability schemes in the Covered Countries. The Conformant Smelter List is composed of entities that were determined to be conformant with the RMAP and that have been subject to an independent third-party audit to assess whether each such entity employed policies, practices and procedures to source conflict-free minerals. onsemi uses the Conformant Smelter List and any other lists that have been recognized by the RMI, including the LBMA and RJC lists for gold, for making conflict minerals determinations with respect to conflict minerals sourced by the Company. We are a member of the RMI and have access to the RMI country of origin information for entities on the Conformant Smelter List.

•	The Company utilizes an internal compliance audit to assess and confirm that the due diligence approach followed by the Company is in accordance with OECD Guidance.

•

The Company established communication channels with customers and 3TG suppliers to inquire about conflict minerals and alert such entities about the risk of using non-conformant smelters as grievance mechanisms under our conflict minerals compliance program.

•	OECD Guidance Step 2: Identify and assess risk in the supply chain

•

The Company believes that it has identified all suppliers that provide it with 3TG through its supply chain diligence. The Company sends an outreach campaign letter requesting the latest CMRT from each of its identified 3TG suppliers every year.

•

The Company employs a third-party web-based software platform to collect, manage, aggregate, and review the completeness of the CMRT declarations received from its 3TG suppliers. This software ensures the Company has an auditable “chain of custody” regarding receipt of declarations and information received from suppliers.

•

The Company uses the RMI’s RCOI report to identify suppliers using smelters that are conformant to a third-party audit program to assess related supply chain risks. The Company also utilizes the RMI’s RCOI report to perform due diligence and confirm certain information from its 3TG suppliers.

•

The Company’s conflict minerals team reviews all CMRT responses for completeness and consistency with the latest CMRT revision. As of December 31, 2022, the Company had received and reviewed CMRT submissions from 100% of its 3TG suppliers.

•	OECD Guidance Step 3: Design and implement a strategy to respond to identified risks

•

The Company’s conflict minerals team reviews and updates its own company-level CMRT to identify risk in the supply chain for non-RMAP conformant smelters reported by 3TG suppliers in their submitted CMRTs.

•

Outreach or encouragement letters are sent to 3TG suppliers to remove or replace non-conformant smelters. The Company contacts suppliers and regularly sends out reminder emails to request responses or updates.

•	As a member of the RMI, the Company has access to outreach or encouragement letters, which are also sent directly by the Company’s conflict minerals team to non-conformant smelters.

•

The Company conducts a risk assessment of 3TG suppliers, and suppliers are rated using a risk matrix system based on the CMRT submitted. Each supplier is assigned a risk rating ranging from “Low Risk” to “Critical Risk,” as further described below:

•	“Low Risk” means that a supplier is using 100% RMAP conformant smelters with a conflict minerals policy.

•

“Medium Risk” means that a supplier is using an active or non-conformant smelter but one which is identified as eligible to participate in the RMAP (or otherwise does not meet the criteria for Low Risk above).

•	“High Risk” or “Critical Risk” means that a supplier either has no conflict minerals policy or is using an ineligible entity.

•

As of December 31, 2022, 100% of our 3TG suppliers were assigned a “Low Risk” rating for having 100% conformant smelters declared in their CMRTs, as further described in the “Due Diligence Results” section of this CMR.

•

At least once per year, or whenever there is a major CMRT revision release, 3TG suppliers receive an email notification through a third-party solution provider or from the conflict minerals compliance team for the Company’s conflict-free minerals campaign, requesting them to:

•	continue to source only from RMAP conformant smelters;

•	remove or replace non-conformant smelters;

•

immediately report any risk: (i) contributing to, or associated with, any violations of the Company’s conflict-free minerals campaign, or (ii) that may give rise to a significant adverse impact on the Company’s conflict-free minerals campaign; and

•	identify all conflict minerals smelters in their supply chain and report back to the Company a completed and updated CMRT.

•	OECD Guidance Step 4: Carry out an independent third-party audit of smelters’ due diligence practices

•

As an active RMI member, we benefit from the RMAP, which uses an independent third-party assessment of smelter or refiner management systems and sourcing practices to validate compliance with RMAP standards. We have relied on RMI due diligence and RMAP audit results posted on the RMI website, including the RMI RCOI report.

•

One employee on the Company’s conflict minerals compliance team is a member of the RMI workgroups that continue to develop improvements to the RMI programs. To that end, the Company approaches, through direct communication and smelter outreach, both the smelters and their customers (i.e., the Company’s suppliers) in our supply chain. The Company also contributes to thought leadership and supplier training, and participates in the relevant workgroups along with peer companies within industry organizations.

•	OECD Guidance Step 5: Report annually on supply chain due diligence

•

The Company is an indirect purchaser of conflict minerals, and its due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of conflict minerals. The Company’s due diligence processes seek data from its direct suppliers and those suppliers seek similar information within their supply chains to identify the original sources of the conflict minerals. We also rely to a large extent on information collected and provided by RMI’s independent third-party audit programs. Such sources of information may produce inaccurate or incomplete information and may be subject to fraud. As required, a CMRT is requested from all 3TG suppliers annually to promote a reliable and consistent due diligence process. If we determine that a supplier has not complied with the Company’s conflict minerals policy, the Company will employ an escalation process to determine appropriate remedial measures, which may include removing the supplier from our supply chain.

•

The Company prepares and files a conflict minerals report as an exhibit to its Specialized Disclosure Report on Securities and Exchange Commission Form SD with the SEC on an annual basis. The conflict minerals report is made available to the public and posted on the Company’s website at https://www.onsemi.com/site/pdf/Annual-Conflict-Minerals-Report.pdf.

•	The Company publicly posts and regularly updates its own company-level CMRT on its website at https://www.onsemi.com/pub/Collateral/CMRTRM.XLSX.

•	Conflict minerals due diligence is also available in our annual Sustainability Report posted at the Social Responsibility Webpage.

Due Diligence Results

Appendix B sets forth a list of smelters, as provided by the Company’s 3TG suppliers, from which the Company obtains certain of its products, including mineral type and standard smelter names. As described below, as of December 31, 2022, 100% of such smelters were on the RMAP Conformant Smelter List. Although most of our suppliers provide us with product-level declarations, some of our suppliers continue to provide information at the company level. Declarations at the company level do not limit the information provided on smelters to those specific to the products that the supplier provides to us. As a result of the Company’s continuous due diligence with 3TG suppliers and smelters, information provided by its 3TG suppliers and other information available indicates that all the smelters used were 100% RMAP conformant at the end of the 2019 calendar year, 99.6% for 2020 and 98% for 2021, as described in the chart below.

The smelter or refiner statuses utilized in the chart have the following definitions:

•	“Conformant” means that a smelter has been independently assessed and found conformant with the relevant RMAP standard and is included in the Standard Smelter List.

•	“Active” means that a smelter has been engaged in the RMAP program but has not yet been determined to be conformant and is included in the Standard Smelter List.

•

“Non-conformant” means that a smelter meets the definition of a smelter or refiner, is identified as an eligible smelter, has been independently assessed and found non-conformant with the relevant RMAP standards and is included in the Standard Smelter List.

•

“Not eligible” means that an entity does not meet the definition of a smelter or refiner or is otherwise ineligible for the RMAP program and is not included in the Standard Smelter List. This includes any alleged or unknown smelter that requires more research for its RMAP eligibility.

For the year ended December 31, 2022, all 3TG smelters were reported to be 100% RMAP conformant as shown in the table below:

Mitigation of Risk Related to Benefiting Armed Groups

The Company seeks to continually improve its processes and procedures to mitigate the risk that the conflict minerals that it sources benefit armed groups. In particular, the Company has taken a number of steps to improve its due diligence processes, including, but not limited to, the following:

•	The Company has incorporated conflict minerals compliance requirements into its supplier handbook for all suppliers.

•	The Company has incorporated conflict minerals compliance requirements and checkpoints into its business processes for new product introduction, new supplier qualification and change management.

•

The Company reviews and evaluates supplier data that it receives, including by comparison with the RMI’s RCOI report and other available data, with a view to increasing the reliability of its information and processes and the completeness and accuracy of such information.

•	If a smelter becomes non-conformant at any time, the Company will send an outreach letter directly to such smelter.

APPENDIX A

Below is a summary of the country of origin information for minerals used in onsemi products, collected as a result of the Company’s RCOI and due diligence from 3TG suppliers based on information available to the Company as of December 31, 2022.

Andorra	India	Singapore

Australia	Indonesia	South Africa

Austria	Italy	Spain

Belgium	Japan	Sweden

Bolivia (Plurinational State of)	Kazakhstan	Switzerland

Brazil	Korea, Republic of	Taiwan, Province of China

Canada	Malaysia	Thailand

Chile	Mexico	Turkey

China	Netherlands	United Arab Emirates

Czechia	Peru	United States of America

Estonia	Philippines	Uzbekistan

France	Poland	Vietnam

Germany	Rwanda

A-1

APPENDIX B

CONFLICT MINERALS SOURCING INFORMATION*

(as of December 31, 2022)

SN	METAL	CID	STANDARD SMELTER NAME	SMELTER COUNTRY

1	Gold	CID002763	8853 S.p.A.	Italy

2	Gold	CID000015	Advanced Chemical Company	United States Of America

3	Gold	CID000035	Agosi AG	Germany

4	Gold	CID000019	Aida Chemical Industries Co., Ltd.	Japan

5	Gold	CID002560	Al Etihad Gold Refinery DMCC	United Arab Emirates

6	Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

7	Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil

8	Gold	CID000077	Argor-Heraeus S.A.	Switzerland

9	Gold	CID000082	Asahi Pretec Corp.	Japan

10	Gold	CID000924	Asahi Refining Canada Ltd.	Canada

11	Gold	CID000920	Asahi Refining USA Inc.	United States Of America

12	Gold	CID000090	Asaka Riken Co., Ltd.	Japan

13	Gold	CID000113	Aurubis AG	Germany

14	Gold	CID002863	Bangalore Refinery	India

15	Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines

16	Gold	CID000157	Boliden AB	Sweden

17	Gold	CID000176	C. Hafner GmbH + Co. KG	Germany

18	Gold	CID000185	CCR Refinery—Glencore Canada Corporation	Canada

19	Gold	CID000189	Cendres + Metaux S.A.	Switzerland

20	Gold	CID000233	Chimet S.p.A.	Italy

21	Gold	CID000264	Chugai Mining	Japan

22	Gold	CID000401	Dowa	Japan

23	Gold	CID000359	DSC (Do Sung Corporation)	Korea, Republic Of

24	Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	Japan

25	Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	Japan

26	Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	Japan

27	Gold	CID002561	Emirates Gold DMCC	United Arab Emirates

28	Gold	CID002459	Geib Refining Corporation	United States Of America

29	Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	China

30	Gold	CID000694	Heimerle + Meule GmbH	Germany

31	Gold	CID000711	Heraeus Germany GmbH Co. KG	Germany

32	Gold	CID000707	Heraeus Metals Hong Kong Ltd.	China

33	Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China

34	Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	Japan

35	Gold	CID000814	Istanbul Gold Refinery	Turkey

36	Gold	CID002765	Italpreziosi	Italy

37	Gold	CID000823	Japan Mint	Japan

38	Gold	CID000855	Jiangxi Copper Co., Ltd.	China

39	Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	Japan

40	Gold	CID000957	Kazzinc	Kazakhstan

41	Gold	CID000969	Kennecott Utah Copper LLC	United States Of America

SN	METAL	CID	STANDARD SMELTER NAME	SMELTER COUNTRY

42	Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	Poland

43	Gold	CID000981	Kojima Chemicals Co., Ltd.	Japan

44	Gold	CID002605	Korea Zinc Co., Ltd.	Korea, Republic Of

45	Gold	CID002762	L’Orfebre S.A.	Andorra

46	Gold	CID001078	LS-NIKKO Copper Inc.	Korea, Republic Of

47	Gold	CID000689	LT Metal Ltd.	Korea, Republic Of

48	Gold	CID001113	Materion	United States Of America

49	Gold	CID001119	Matsuda Sangyo Co., Ltd.	Japan

50	Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	South Africa

51	Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	China

52	Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Singapore

53	Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	China

54	Gold	CID001153	Metalor Technologies S.A.	Switzerland

55	Gold	CID001157	Metalor USA Refining Corporation	United States Of America

56	Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico

57	Gold	CID001188	Mitsubishi Materials Corporation	Japan

58	Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	Japan

59	Gold	CID001352	PAMP S.A.	Switzerland

60	Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	India

61	Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey

62	Gold	CID001236	Navoi Mining and Metallurgical Combinat	Uzbekistan

63	Gold	CID003189	NH Recytech Company	Korea, Republic Of

64	Gold	CID001259	Nihon Material Co., Ltd.	Japan

65	Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria

66	Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	Japan

67	Gold	CID002919	Planta Recuperadora de Metales SpA	Chile

68	Gold	CID001397	PT Aneka Tambang (Persero) Tbk	Indonesia

69	Gold	CID001498	PX Precinox S.A.	Switzerland

70	Gold	CID001512	Rand Refinery (Pty) Ltd.	South Africa

71	Gold	CID002582	REMONDIS PMR B.V.	Netherlands

72	Gold	CID001534	Royal Canadian Mint	Canada

73	Gold	CID002761	SAAMP	France

74	Gold	CID002973	Safimet S.p.A	Italy

75	Gold	CID002290	SAFINA A.S.	Czechia

76	Gold	CID001555	Samduck Precious Metals	Korea, Republic Of

77	Gold	CID001585	SEMPSA Joyeria Plateria S.A.	Spain

78	Gold	CID001916	Shandong Gold Smelting Co., Ltd.	China

79	Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China

80	Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	China

81	Gold	CID002516	Singway Technology Co., Ltd.	Taiwan, Province Of China

82	Gold	CID001761	Solar Applied Materials Technology Corp.	Taiwan, Province Of China

83	Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	Japan

84	Gold	CID002918	SungEel HiMetal Co., Ltd.	Korea, Republic Of

85	Gold	CID002580	T.C.A S.p.A	Italy

86	Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	Japan

SN	METAL	CID	STANDARD SMELTER NAME	SMELTER COUNTRY

87	Gold	CID001938	Tokuriki Honten Co., Ltd.	Japan

88	Gold	CID002615	TOO Tau-Ken-Altyn	Kazakhstan

89	Gold	CID001955	Torecom	Korea, Republic Of

90	Gold	CID002314	Umicore Precious Metals Thailand	Thailand

91	Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	Belgium

92	Gold	CID001993	United Precious Metal Refining, Inc.	United States Of America

93	Gold	CID002003	Valcambi S.A.	Switzerland

94	Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	Australia

95	Gold	CID002778	WIELAND Edelmetalle GmbH	Germany

96	Gold	CID002100	Yamakin Co., Ltd.	Japan

97	Gold	CID002129	Yokohama Metal Co., Ltd.	Japan

98	Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

99	Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	China

100	Tantalum	CID002504	D Block Metals, LLC	United States Of America

101	Tantalum	CID000460	F&X Electro-Materials Ltd.	China

102	Tantalum	CID002505	FIR Metals & Resource Ltd.	China

103	Tantalum	CID002558	Global Advanced Metals Aizu	Japan

104	Tantalum	CID002557	Global Advanced Metals Boyertown	United States Of America

105	Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	Germany

106	Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	China

107	Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China

108	Tantalum	CID002842	Jiangxi Tuohong New Raw Material	China

109	Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China

110	Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	China

111	Tantalum	CID002548	H.C. Starck Inc.	United States Of America

112	Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	India

113	Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	Japan

114	Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	China

115	Tantalum	CID001200	NPM Silmet AS	Estonia

116	Tantalum	CID002544	TANIOBIS Co., Ltd.	Thailand

117	Tantalum	CID002545	TANIOBIS GmbH	Germany

118	Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	Japan

119	Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	Germany

120	Tantalum	CID001969	Ulba Metallurgical Plant JSC	Kazakhstan

121	Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	China

122	Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China

123	Tin	CID000292	Alpha	United States Of America

124	Tin	CID002773	Metallo Belgium N.V.	Belgium

125	Tin	CID002774	Metallo Spain S.L.U.	Spain

126	Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China

127	Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	China

128	Tin	CID001070	China Tin Group Co., Ltd.	China

129	Tin	CID000402	Dowa	Japan

130	Tin	CID000438	EM Vinto	Bolivia (Plurinational State Of)

131	Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	Brazil

SN	METAL	CID	STANDARD SMELTER NAME	SMELTER COUNTRY

132	Tin	CID000468	Fenix Metals	Poland

133	Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China

134	Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China

135	Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	China

136	Tin	CID003387	Luna Smelter, Ltd.	Rwanda

137	Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	Brazil

138	Tin	CID001105	Malaysia Smelting Corporation (MSC)	Malaysia

139	Tin	CID001142	Metallic Resources, Inc.	United States Of America

140	Tin	CID001173	Mineracao Taboca S.A.	Brazil

141	Tin	CID001182	Minsur	Peru

142	Tin	CID001191	Mitsubishi Materials Corporation	Japan

143	Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand

144	Tin	CID002517	O.M. Manufacturing Philippines, Inc.	Philippines

145	Tin	CID001337	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)

146	Tin	CID001399	PT Artha Cipta Langgeng	Indonesia

147	Tin	CID002503	PT ATD Makmur Mandiri Jaya	Indonesia

148	Tin	CID001402	PT Babel Inti Perkasa	Indonesia

149	Tin	CID001406	PT Babel Surya Alam Lestari	Indonesia

150	Tin	CID003205	PT Bangka Serumpun	Indonesia

151	Tin	CID001428	PT Bukit Timah	Indonesia

152	Tin	CID002835	PT Menara Cipta Mulia	Indonesia

153	Tin	CID001453	PT Mitra Stania Prima	Indonesia

154	Tin	CID001458	PT Prima Timah Utama	Indonesia

155	Tin	CID003381	PT Rajawali Rimba Perkasa	Indonesia

156	Tin	CID001460	PT Refined Bangka Tin	Indonesia

157	Tin	CID001463	PT Sariwiguna Binasentosa	Indonesia

158	Tin	CID001468	PT Stanindo Inti Perkasa	Indonesia

159	Tin	CID001477	PT Timah Tbk Kundur	Indonesia

160	Tin	CID001482	PT Timah Tbk Mentok	Indonesia

161	Tin	CID001490	PT Tinindo Inter Nusa	Indonesia

162	Tin	CID002706	Resind Industria e Comercio Ltda.	Brazil

163	Tin	CID001539	Rui Da Hung	Taiwan, Province Of China

164	Tin	CID001898	Thaisarco	Thailand

165	Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China

166	Tin	CID003325	Tin Technology & Refining	United States Of America

167	Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	Brazil

168	Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China

169	Tungsten	CID000004	A.L.M.T. Corp.	Japan

170	Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	China

171	Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	China

172	Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	China

173	Tungsten	CID000568	Global Tungsten & Powders Corp.	United States Of America

174	Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	China

175	Tungsten	CID002541	H.C. Starck Tungsten GmbH	Germany

176	Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	China

SN	METAL	CID	STANDARD SMELTER NAME	SMELTER COUNTRY

177	Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	China

178	Tungsten	CID000825	Japan New Metals Co., Ltd.	Japan

179	Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China

180	Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China

181	Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China

182	Tungsten	CID000105	Kennametal Huntsville	United States Of America

183	Tungsten	CID002543	Masan High-Tech Materials	Viet Nam

184	Tungsten	CID002589	Niagara Refining LLC	United States Of America

185	Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	Germany

186	Tungsten	CID002044	Wolfram Bergbau und Hutten AG	Austria

187	Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	China

188	Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	China

189	Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China

*	Note that the above reported standard smelter and refiner facility names and smelter locations were taken from the RMI report dated as of December 31, 2022.